CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


     We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" and to the use of our report dated December 12, 2005 in this Post-Effective Amendment to the Registration Statement (Form S-6) and related Prospectus of Claymore Securities Defined Portfolios, Series 144, GNMA Portfolio, Series 15 dated December 28, 2005.


                                                          /s/ Grant Thornton LLP


Chicago, Illinois
December 28, 2005